    TBPE REGISTERED ENGINEERING FIRM F-1580        FAX (713) 651-0849
    1100 LOUISIANA SUITE 4600    HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

EXHIBIT 23.2

February 22, 2021

Mr. Paul Tooms
Kosmos Energy, LLC
8176 Park Lane, Suite 500
Dallas, Texas 75231

    We hereby consent to (1) the reference of our firm and to the use of our reports of the Greater Jubilee, TEN, Ceiba, Okume, and Gulf of Mexico Project Area effective December 31, 2020 and dated January 22, 2021, in the Kosmos Energy Ltd. Annual Report on Form 10K for the year ended December 31, 2020, to be filed with the U.S. Securities Exchange Commission on or about February 22, 2021; and (2) the incorporation by reference of our reports of the Greater Jubilee, TEN, Ceiba, Okume, and Gulf of Mexico Project Area effective December 31, 2020 and dated January 22, 2021 in the Kosmos Energy Ltd. Registration Statements (Form S8, No. 333174234, Form S-8, No. 333-207259 and Form S-8, No. 333-228397) and Registration Statements (Form S3, No. 333227084 and Form S-3, No. 333-230824) and in any related prospectus, including any reference to our firm under the heading “Experts” in such prospectus.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

    SUITE 2800, 350 7TH AVENUE, S.W.    CALGARY, ALBERTA T2P 3N9    TEL (403) 262-2799
    633 17TH STREET, SUITE 1700    DENVER, COLORADO 80202    TEL (303) 339-8110